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Exhibit 24.1

POWER OF ATTORNEY
(Registration Statement)

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being an officer or director or both of UnionBanCal Corporation, a Delaware corporation (the "Company"), does hereby make, constitute and appoint Norimichi Kanari, Takaharu Saegusa, David I. Matson, John H. McGuckin, Jr. and Morris W. Hirsch, or any of them, as the true and lawful attorney-in-fact of the undersigned, with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to execute and deliver the Registration Statement on Form S-3 relating to the registration of certain securities of the Company and certain of its subsidiary trusts, expected to be filed with the Securities and Exchange Commission on or about September 30, 2003, and any and all amendments thereto, including without limitation pre-effective and post-effective amendments thereto and any additional Registration Statement or Registration Statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission; such Registration Statements and each such amendment to be in such form and to contain such terms and provisions as said attorney or substitute shall deem necessary or desirable; giving and granting unto said attorney, or to such person as in any case may be appointed pursuant to the power of substitution herein given, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or, in the opinion of said attorney or substitute, able to be done in such matter as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorney or such substitute shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts, each of which shall constitute an original.

        IN WITNESS WHEREOF, each of the undersigned has duly executed this Power of Attorney as of the date written below.

        Dated: September 30, 2003

Name	Title

/s/ NORIMICHI KANARI Norimichi Kanari	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ DAVID I. MATSON David I. Matson	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ DAVID A. ANDERSON David A. Anderson	Senior Vice President and Controller (Principal Accounting Officer)
David R. Andrews	Director
/s/ L. DALE CRANDALL L. Dale Crandall	Director
/s/ RICHARD D. FARMAN Richard D. Farman	Director

/s/ STANLEY F. FARRAR Stanley F. Farrar	Director
/s/ MICHAEL J. GILLFILLAN Michael J. Gillfillan	Director
/s/ RICHARD C. HARTNACK Richard C. Hartnack	Director
/s/ KAORU HAYAMA Kaoru Hayama	Director
Satoru Kishi	Director
/s/ MONICA C. LOZANO Monica C. Lozano	Director
/s/ MARY S. METZ Mary S. Metz	Director
/s/ TAKAHIRO MORIGUCHI Takahiro Moriguchi	Director
/s/ J. FERNANDO NIEBLA J. Fernando Niebla	Director
/s/ CHARLES R. RINEHART Charles R. Rinehart	Director
Carl W. Robertson	Director
/s/ TAKAHARU SAEGUSA Takaharu Saegusa	Director
/s/ ROBERT M. WALKER Robert M. Walker	Director

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  Exhibit 24.1
POWER OF ATTORNEY (Registration Statement)